                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-53457


                       SENSORMATIC ELECTRONICS CORPORATION

           SUPPLEMENT NUMBER TWO TO PROSPECTUS DATED DECEMBER 20, 1999

                  This Supplement is a part of the Prospectus dated December 20, 1999 relating to 6,900,000 Depositary Shares ("Depositary Shares"), each representing a one-tenth interest in a share of 6 1/2% Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"), of Sensormatic Electronics Corporation ("Sensormatic"). This Supplement amends and supersedes Supplement Number One to the Prospectus dated January 24, 2000. The Prospectus (as well as this Supplement) also relates to 690,000 shares of the Preferred Stock and certain shares of Common Stock, par value $.01 per share, of Sensormatic, issued or issuable in payment of dividends and certain premium payments with respect to the Preferred Stock. Defined terms contained in this Supplement have the meanings assigned to them in the Prospectus.

                  The following updates certain information concerning the Selling Securityholders and the securities of Sensormatic held by them, as set forth in the Prospectus under the caption "Selling Security Holders", based on information received from the Selling Securityholders named below after the date of the Prospectus and prior to the date hereof. The information concerning the Selling Securityholders in the Prospectus is not being updated to show any sales by any of them. Except as amended or supplemented hereby or as contemplated by the preceding sentence, the information in the Prospectus concerning the Selling Securityholders and the securities of Sensormatic held by them remains in full force and effect.






----------------------- ------------------------------------ ----------------------------------------------------
                                   Common Stock                              Depositary Shares
----------------------- ------------------------------------ ----------------------------------------------------
     Name of Selling      Beneficially  Offered Beneficially  Beneficially Owned      Offered   Beneficially
    Securityholder(1)     Owned Prior   for     Owned              Prior to            for      Owned After
                            to This     Sale    After           This Offering          Sale     This Offering
                            Offering            This
                                                Offering
----------------------- ------------------------------------ ----------------------- ----------------------------
                           No.  % of                          No. of      %  of
                           of   Shares                        Depositary  Depositary
                         Shares                               Shares      Shares

------------------------------------------------------------ ----------------------- ----------------------------
AIG SoundShore Holdings
Ltd. (former SoundShore
Holdings, Ltd.)          105,926   *   105,926     0           75,500        1        75,500          0
------------------------------------------------------------ ----------------------------------------------------
Argent Classic
Convertible Arbitrage
Fund L.P.                191,091   *   191,091     0          145,000      2.1       145,000          0
------------------------------------------------------------ ----------------------------------------------------
Calamos Asset
Management                27,674   *    27,674     0           21,000        *        21,000          0
------------------------------------------------------------ ----------------------------------------------------
Forest Fulcrum
Fund L.P.                 54,657   *    54,657     0           41,474        *        41,474          0
------------------------------------------------------------ ----------------------------------------------------
Forest Global
Convertible Fund
Series A-5                62,632   *    62,632     0           47,526        *        47,526          0
------------------------------------------------------------ ----------------------------------------------------
Jefferies & Company,
Inc.                     290,578   *   290,578     0          220,000      3.1       220,000          0
------------------------------------------------------------ ----------------------------------------------------
Prudential Securities      6,014   *     6,014     0                0        *             0          0
------------------------------------------------------------ ----------------------------------------------------
Reliant Trading          131,786   *   131,786     0          100,000      1.4       100,000          0
------------------------------------------------------------ ----------------------------------------------------
Shepherd Investments
International, Ltd.        2,351   *     2,351     0                0        *             0          0
------------------------------------------------------------ ----------------------------------------------------
Shepherd Trading
Limited                  197,680   *   197,680     0          150,000      2.1       150,000          0
------------------------------------------------------------ ----------------------------------------------------
Stark International        2,351   *     2,351     0                0        *             0          0
------------------------------------------------------------ ----------------------------------------------------
Total                  1,072,740   * 1,072,740     0          800,500     11.6       800,500          0
------------------------------------------------------------ ----------------------------------------------------



-----------------------------------------------------------------------------
                                  6 1/2% Convertible Preferred Stock
-----------------------------------------------------------------------------
     Name of Selling         Beneficially Owned       Offered  Beneficially
    Securityholder(1)             Prior to              for    Owned After
                               This Offering           Sale    This Offering


-----------------------------------------------------------------------------
                          No. of          %  of
                        Shares of        Preferred
                        Preferred         Stock
                          Stock
-----------------------------------------------------------------------------
AIG SoundShore Holdings
Ltd. (former SoundShore
Holdings, Ltd.)           7,500            1           7,500        0
-----------------------------------------------------------------------------
Argent Classic
Convertible Arbitrage
Fund L.P.                14,500          2.1          14,500        0
-----------------------------------------------------------------------------
Calamos Asset
Management                2,100            *           2,100        0
-----------------------------------------------------------------------------
Forest Fulcrum
Fund L.P.                 4,147            *           4,147        0
-----------------------------------------------------------------------------
Forest Global
Convertible Fund
Series A-5                4,752            *           4,752        0
-----------------------------------------------------------------------------
Jefferies & Company,
Inc.                     22,000          3.1          22,000        0
-----------------------------------------------------------------------------
Prudential Securities         0            *               0        0
-----------------------------------------------------------------------------
Reliant Trading          10,000          1.4          10,000        0
-----------------------------------------------------------------------------
Shepherd Investments
International, Ltd.           0            *               0        0
-----------------------------------------------------------------------------
Shepherd Trading
Limited                  15,000          2.1          15,000        0
-----------------------------------------------------------------------------
Stark International           0            *               0        0
-----------------------------------------------------------------------------
Total                    79,999         11.6          79,999        0
-----------------------------------------------------------------------------


                 THE DATE OF THIS SUPPLEMENT IS JANUARY 25, 2000